UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report July 3, 2007
(Date of earliest event reported) (October 19, 2006)
FLAGSHIP GLOBAL HEALTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30556	11-3210792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 42nd Street 23rd Floor New York, NY 10036
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 340-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On October 19, 2006, Flagship Global Health, Inc. (“Flagship”) issued 500,000 shares of common stock, par value $0.01 (the “Common Stock”) and issued warrants, representing a right to acquire 250,000 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $1,000,000 in Flagship.

On November 7, 2006, Flagship issued 100,000 shares of Common Stock and issued warrants, representing a right to acquire 50,000 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $200,000 in Flagship.

On November 16, 2006, Flagship issued 335,000 shares of Common Stock and issued warrants, representing a right to acquire 167,500 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $670,000 in Flagship. On the same date, Flagship issued 165,000 shares of Common Stock and issued warrants, representing a right to acquire 82,500 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $330,000 in Flagship.

On January 26, 2007, Flagship issued 326,923 shares of Common Stock and issued warrants, representing a right to acquire 163,462 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $653,846 in Flagship. On the same date, Flagship issued 173,077 shares of Common Stock and issued warrants, representing a right to acquire 86,539 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $346,154 in Flagship.

On February 1, 2007, Flagship issued 5,000 shares of Common Stock and issued warrants, representing a right to acquire 2,500 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $10,000 in Flagship.

On February 8, 2007, Flagship issued 10,000 shares of Common Stock and issued warrants, representing a right to acquire 5,000 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $20,000 in Flagship. On the same date, Flagship issued 50,000 shares of Common Stock and issued warrants, representing a right to acquire 25,000 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $100,000 in Flagship.

On April 3, 2007, Flagship issued a warrant representing a right to acquire 200,000 shares of Common Stock at an exercise price of $2.00 in connection with a loan received from an investor in the amount of $400,000.

On April 23, 2007, Flagship issued a warrant representing a right to acquire 200,000 shares of Common Stock at an exercise price of $2.00 in connection with a loan received from an investor in the amount of $400,000.

On April 30, 2007, Flagship issued a warrant representing a right to acquire 125,000 shares of Common Stock at an exercise price of $2.00 in connection with a loan received from an investor in the amount of $250,000.

On May 3, 2007, Flagship issued a warrant representing a right to acquire 200,000 shares of Common Stock at an exercise price of $2.00 in connection with a loan received from an investor in the amount of $400,000.

On May 14, 2007, Flagship issued 200,000 shares of Common Stock and issued warrants, representing a right to acquire 100,000 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $400,000 in Flagship.

On June 14, 2007, Flagship issued 90,000 shares of Common Stock and issued warrants, representing a right to acquire 45,000 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $180,000 in Flagship. On the same date, Flagship issued 45,000 shares of Common Stock and issued warrants, representing a right to acquire 22,500 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his equity investment of $90,000 in Flagship.

On June 19, 2007, Flagship issued 1,463,317 shares of Common Stock and issued warrants, representing the right to acquire 731,659 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his conversion of an outstanding promissory note and accrued interest of $2,926,634 in Flagship. On the same date, Flagship issued 704,560 shares of Common Stock and issued warrants, representing the right to acquire 352,280 shares of Common Stock at an exercise price of $1.00 per share to an investor in connection with his conversion of an outstanding promissory note and accrued interest of $1,409,120 in Flagship.

The Company did not pay any underwriting discounts or commissions in connection with the sale of the Common Stock in these transactions.

Issuance of the securities was exempt from registration under Section 4(2) of the Securities Act. The shares were sold to accredited investors in various private placements without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSHIP GLOBAL HEALTH, INC.

Dated: July 3, 2007	By:	/s/ Fred F. Nazem

Name: Fred F. Nazem Title: Chairman and Chief Executive Officer